UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 15, 2012

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2012, Essex Property Trust, Inc. (“Essex” or the “Company”) filed Articles of Restatement with the State Department of Assessments and Taxation of Maryland (the “SDAT”).  These Articles of Restatement consolidate all of Essex’s charter documents into one instrument:  the Articles of Restatement restate the Company’s articles of incorporation (which are set forth in a 1995 document titled “Articles of Amendment and Restatement”), incorporating all amendments to such articles of incorporation, and also include the terms of the articles supplementary for all outstanding preferred stock of the Company.

The Articles of Restatement also reflect the reclassification, into shares of common stock available for future issuance, of the unissued shares of the following series of preferred stock:  Series A Junior Participating Preferred Stock (the “Series A Stock”), the Series B Cumulative Redeemable Preferred Stock (the “Series B Stock”), the 9 1/8% Series C Cumulative Redeemable Preferred Stock (the “Series C Stock”), the Series D Cumulative Redeemable Preferred Stock (the “Series D Stock”) and the 9.25% Series E Cumulative Redeemable Preferred Stock (the “Series E Stock”).  The Series A Stock was never issued and it relates to a stockholder rights plan that has lapsed.   The Series B, C, D, and E Stock were never issued and were designated as such in each series in anticipation of the possible exchange of preferred partnership units, of corresponding series designation, in Essex Portfolio, L.P., the operating partnership as to which Essex is the general partner.  These preferred partnership units have all been purchased by Essex or its operating partnership.   Thus, the Articles of Restatement do not contain the terms of the articles supplementary for these series of preferred stock as the shares of such series will never be issued and have been reclassified as common stock.

The Articles of Restatement also reflect the reclassification, into unissued shares of common stock available for future issuance, of 1,000,000 shares of preferred stock without further designation into which the 7.8125% Series F Cumulative Redeemable Preferred Stock (the “Series F Stock”) had been converted by redemption.  The Articles of Restatement do not contain the terms of the articles supplementary for the Series F Stock, which have all been redeemed, in light of this reclassification into common stock.

Immediately prior to the filing of the Articles of Restatement, Essex filed with the SDAT a Certificate of Executive Vice President, which updated the address of Essex’s principal office in the State of Maryland.  The Articles of Restatement also reflect this update of the Maryland principal office.

The foregoing description of the Articles of Restatement and Certificate of Executive Vice President are qualified in their entirety by reference to the Articles of Restatement and Certificate of Executive Vice President, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.  Except as described in this Current Report on Form 8-K, the Articles of Restatement and Certificate of Executive Vice President did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Articles of Restatement of Essex Property Trust, Inc.

3.2	Certificate of Executive Vice President

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2012

Essex Property Trust, Inc.

By:/s/ Michael T. Dance
Michael T. Dance
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Restatement of Essex Property Trust, Inc.

3.2	Certificate of Executive Vice President